POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Eric M. Banhazl true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form N-1A of The Matterhorn Growth Fund, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



      9/20/96                       /s/ Gerald Printz
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Date:                                   Gerald Printz
                                        Director